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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Southwest Water Company:

We consent to the incorporation by reference in the registration statements (Nos. 333-77881, 333-35252, 333-63196, 333-69662, 333-70194, 333-106506, 333-111586 and 333-121426) on Form S-3 and the registration statements (Nos. 333-18513, 333-38935, 333-109444 and 333-117713) on Form S-8 of Southwest Water Company of our reports dated March 25, 2005, with respect to the consolidated balance sheets of Southwest Water Company and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of Southwest Water Company.

Our report dated March 25, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that Southwest Water Company did not maintain effective internal control over financial reporting as of December 31, 2004, because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph, which states the Company did not adequately review the accounting for certain non-routine transactions. Our report also contains an explanatory paragraph that states Monarch Utilities, Inc. was excluded from management's assessment of internal control over financial reporting as of December 31, 2004.

/s/ KPMG LLP

Los Angeles, California
March 29, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM